UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Aegerion Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 25, 2014. At the Annual Meeting, the Company’s stockholders elected Sol J. Barer, Ph.D. and Antonio M. Gotto, Jr., M.D., Ph.D. as Class I directors, to serve on the Board of Directors of the Company until the Company’s 2017 Annual Meeting of Stockholders, and until their successors are duly elected and qualified. The voting results for this proposal were as follows:

	For	Withheld	Broker Non-Votes
Sol J. Barer, Ph.D.	18,897,489	5,403,613	1,920,491
Antonio M. Gotto, Jr., M.D., Ph.D.	21,344,080	2,957,022	1,920,491

In addition, at the Annual Meeting, the Company’s stockholders voted to approve, in an advisory (non-binding) vote, the Company’s executive compensation as disclosed in the Company’s proxy statement, as filed with the Securities and Exchange Commission on April 30, 2014.

For	Against	Abstaining	Broker Non-Votes
23,172,575	1,126,725	1,802	1,920,491

In addition, at the Annual Meeting, the Company’s stockholders voted to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results for this proposal were as follows:

For	Against	Abstaining	Broker Non-Votes
26,144,329	75,345	1,919	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

Date: June 26, 2014	By:	/s/ Anne Marie Cook
	Name: Title:	Anne Marie Cook Senior Vice President, General Counsel and Secretary